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                                                                    EXHIBIT 23.1

                              MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this amended Registration Statement of IntelliPharmaCeutics Ltd. on Form SB-2 of (i) our report dated March 30, 2006, for the year ended December 31, 2005 and (ii) to the reference to us under the heading "Experts" in the prospectus, which is part of this amended Registration Statement.


Toronto, Canada
August 30, 2006


/s/ MINTZ & PARTNERS LLP
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Mintz & Partners LLP
Chartered Accountants